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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JULY 10, 1998
                        ---------------------------------
                        (Date of earliest event reported)


                              EYE TECHNOLOGY, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                  000-15324                   ###-##-####
----------------------------       ------------              -------------------
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)              Identification No.)


                             16 SOUTH MARKET STREET
                           PETERSBURG, VIRGINIA 23803
          ------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (804) 861-0681
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


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                              EYE TECHNOLOGY, INC.

                                    FORM 8-K


ITEM 5.      OTHER EVENTS.

             On July 10, 1998, Eye Technology, Inc. (the "Company") received $2.5 million in proceeds from a private placement with Prometheus Pacific Growth Fund ("Prometheus"), an institutional investment fund. A total of 5 million common shares equivalents were issued to Prometheus, offset partially by a contribution to capital of 3.75 million shares by controlling stockholders of the Company. As a result of the transaction, the Company's outstanding Common Stock, on a fully-diluted basis, increased by 1.25 million shares. In addition, Prometheus received a one-year warrant to purchase 500,000 shares at a price of $2.00 per share.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (c)   Exhibits.

                   The exhibits filed as a part of this report are listed on
             the Index to Exhibits on page 4 of this report, which index is incorporated in this Item 7(c) by reference.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 15, 1998                EYE TECHNOLOGY, INC.


                                    By: /s/ DAVID P. SHEETS
                                        ----------------------------------------
                                        David P. Sheets, Chief Executive Officer



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                                INDEX TO EXHIBITS


The following exhibits to this report are incorporated herein by reference:

10. Purchase and Sale Agreement dated July 10, 1998, by and between Prometheus Pacific Growth Fund, LDC, a Cayman Islands limited duration company, and Eye Technology, Inc., a Delaware corporation



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